Exhibit 23.1

               CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Post Effective Amendment No.1 on Form S-8 to the Registration Statement (Form S-4 No. 333-23307) pertaining to the 1994, 1995 and 1996 Stock Option Plans and the Registration Statement (Form S-8 No. 333-30523) pertaining to the 1997
Long-Term Stock Incentive Plan of Alarmguard Holdings Inc. of our report dated March 18, 1998, with respect to the consolidated financial statements and schedule of Alarmguard Holdings Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                   /s/ Ernst & Young LLP



Stamford, Connecticut
March 30, 1998